UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 21, 2006

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 21, 2006, Sterling Financial Corporation (“Sterling”) entered into a $30 million one-year variable-rate revolving credit agreement (the “Credit Facility”) with Wells Fargo Bank, National Association, replacing a $40 million credit facility Sterling had with Bank of Scotland. Amounts loaned pursuant to the Credit Facility will bear interest, at Sterling's election, at either a fluctuating rate two percent below the Prime Rate (as defined in the Credit Facility), or at a fixed rate per annum determined to be nine-tenths percent above the LIBOR rate (as defined in the Credit Facility), adjusted upon a change in the LIBOR rate. The Credit Facility contains representations and warranties, and negative and affirmative covenants by Sterling, including financial covenants and restrictions on certain actions by Sterling, such as Sterling’s ability to incur debt, make investments and merge into or consolidate with other entities. The Credit Facility may be terminated and loans under the Credit Facility may be accelerated if an event of default (as defined in the Credit Facility) occurs. Sterling is obligated to repay the principal balance of any advances issued pursuant to the Credit Facility on August 3, 2007.
     On August 25, 2006, Sterling issued a press release announcing the execution of the Credit Facility. The text of the press release is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (c) The following exhibit is filed herewith:

Exhibit No.	Exhibit Description
99.1	Press release text of Sterling Financial Corporation dated August 24, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

August 25, 2006 Date	By:	/s/ Daniel G. Byrne Daniel G. Byrne
Executive Vice President, Assistant Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release text of Sterling Financial Corporation dated August 24, 2006.

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